Exhibit 32.1
CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
I, Matthew J. Reintjes, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of YETI Holdings, Inc. for the quarterly period ended July 2, 2022, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of YETI Holdings, Inc.

Date: August 11, 2022

	By:	/s/ Matthew J. Reintjes
	Name:	Matthew J. Reintjes
	Title:	President and Chief Executive Officer (Principal Executive Officer)
I, Paul C. Carbone, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report on Form 10-Q of YETI Holdings, Inc. for the quarterly period ended July 2, 2022, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and that information contained in such Quarterly Report on Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of YETI Holdings, Inc.

Date: August 11, 2022

	By:	/s/ Paul C. Carbone
	Name:	Paul C. Carbone
	Title:	Senior Vice President and Chief Financial Officer (Principal Financial Officer)